As filed with the Securities and Exchange Commission on July 30, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Xinyuan Real Estate Co., Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	1520	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

27/F, China Central Place, Tower II

79 Jianguo Road, Chaoyang District

Beijing 100025, People’s Republic of China

(86) 371 6565 1600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Xinyuan Real Estate Co., Ltd. 2007 Equity Incentive Plan

Xinyuan Real Estate Co., Ltd. 2007 Long Term Incentive Plan

(Full Title of the Plan)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 664-1666

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott Clemens, Esq.

Baker & McKenzie LLP

Suite 3401, China World Tower 2,

China World Trade Center, 1Jianguomenwai

Dajie, Beijing, 100004, PRC

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, par value $.0001 per common share, issuable under the 2007 Equity Incentive Plan(4)	6,802,495	$4.21(2)	$28,625,552(2)	$1,125
Common Shares, par value $.0001 per common share, issuable under the 2007 Long Term Incentive Plan(4)	10,000,000	$6.06(3)	$60,532,215(3)	$2,379

(1)	Pursuant to Rule 416, the registration statement shall also cover any additional shares of the Registrant’s Common Shares that become issuable under the Xinyuan Real Estate Co., Ltd. 2007 Equity Incentive Plan (“2007 EIP”) and Xinyuan Real Estate Co., Ltd. 2007 Long Term Incentive Plan (“2007 LTIP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Pursuant to Rule 457(h)(l) under the Securities Act of 1933, as amended (the “Securities Act”), the maximum aggregate offering price of the 2007 EIP is calculated as the sum of (a) the product of 3,175,559 Common Shares issuable upon exercise of outstanding options under the 2007 EIP as of July 28, 2008, multiplied by an exercise price ranging from US$0.81 per Common Share to US$2.50 per Common Share, which is equal to an aggregate offering price of US$7,262,898, and (b) the product of 3,601,978 restricted shares issuable pursuant to the 2007 EIP plan as of July 28, 2008 and the remaining 24,958 Common Shares issuable or reserved under the 2007 EIP multiplied by the average of the high and low prices for the Registrant’s Common Shares represented by American Depositary Shares (ADSs”) as reported on the New York Stock Exchange on July 25, 2008, or US$5.89, which is equal to US$21,362,654.
(3)	Pursuant to the Rule 457(h)(l) under the Securities Act, the maximum aggregate offering price of the 2007 LTIP is calculated as the sum of (a) the product of 2,774,247 Common Shares issuable upon exercise of outstanding options under the 2007 LTIP as of July 28, 2008, multiplied by an exercise price ranging from US$2.98 per Common Share to US$7.00 per Common Share, which is equal to an aggregate offering price of US$17,972,529 and (b) the product of the remaining 7,225,753 Common Shares issuable or reserved under the 2007 LTIP multiplied by the average of the high and low prices for the Registrant’s Common Shares represented by American Depositary Shares (ADSs”) as reported on the New York Stock Exchange on July 25, 2008, or US$5.89, which is equal to US$42,559,686.
(4)	These Common Shares may be represented by American Depository Shares (“ADSs”). The ADSs issuable upon deposit of the Common Shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-147530).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not filed as part of this Registration Statement pursuant to the Note to Part 1 of Form S-8. The documents containing the information specified in this item have been or will be sent or given to participants of the 2007 EIP and 2007 LTIP as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.	Registrant Information and Employee Plan Annual Information.

Not filed as part of this Registration Statement pursuant to the Note to Part 1 of Form S-8. The documents containing the information specified in this item have been or will be sent or given to participants of the 2007 EIP and 2007 LTIP as specified by Rule 428(b)(1) of the Securities Act.

1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by Xinyuan Real Estate Co., Ltd. (the “Registrant) with the Securities and Exchange Commission (the “Commission”) are incorporated in this Registration Statement by reference and made a part herein:

(a) The Registrant’s Form 20-F for the fiscal year ended December 31, 2007, filed with the Commission on June 13, 2008 (File No. 001-33863);

(b) The Registrant’s Current Reports on Form 6-K filed with the Commission on March 4, 2008 and June 3, 2008;

(c) (i) The description of the Registrant’s Shares and the American Depositary Shares contained in the Registration Statement on Form 8-A filed by the Registrant with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

      (ii) The Form 8-A incorporates by reference the description of the Shares and the American Depositary Shares under the headings “Description of Share Capital” and “Description of American Depositary Receipts” in the Company’s prospectus dated December 11, 2007, filed with the Commission on December 12, 2007 pursuant to Rule 424(b)(4) under the Securities Act (File No. 333-147477); and

(d) The description of the American Depositary Shares representing the Registrant’s Shares contained in the Registration Statement on Form F-6/A and Form F-6 (File No. 333-147530) filed by the Registrant with the Commission under the Exchange Act on November 27, 2007 and November 20, 2007, respectively.

All documents and other reports filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement, indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. We may incorporate by reference our future reports on Form 6-K by adding in those forms that they are being incorporated by reference into this prospectus. Any statement contained in this Registration Statement or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s Memorandum and Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their fraud or dishonesty.

The Registrant has entered into indemnification agreements with its directors and officers pursuant to which the Registrant agreed to indemnify such persons against certain liabilities and expenses incurred by them in connection with claims made by reason of their being such a director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein.

Exhibit No.	Document
5.1	Opinion of Maples & Calder.

10.1	Xinyuan Real Estate Co., Ltd. 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-147477).

10.2	Xinyuan Real Estate Co., Ltd. 2007 Long Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-147477).

23.1	Consent of Ernst & Young Hua Ming.

23.2	Consent of Maples & Calder (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and other information required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post effective amendment need not be filed to include financial instruments and information required by Section 10(a)(3) of the Act if such financials statements and registrant pursuant to section 13 o section 15(d) of the Securities Act are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report filed on Form 20-F pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on the 30th day of July, 2008.

Xinyuan Real Estate Co., Ltd.

By:	/s/ Yong Zhang
Name:	Yong Zhang
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Yong Zhang and Longgen Zhang, and each of them individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to act for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all post effective amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that all said attorneys-in-fact and agents or any one of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yong Zhang	Chairman and Chief Executive Officer	July 30, 2008
Yong Zhang

/s/ Yuyan Yang	Director	July 30, 2008
Yuyan Yang

/s/ Longgen Zhang Longgen Zhang	Director and Chief Financial Officer and Chief Accounting Officer	July 30, 2008

/s/ Yue (Justin) Tang	Director	July 30, 2008
Yue (Justin) Tang

/s/ Christopher J. Fiegan	Director	July 30, 2008
Christopher J. Fiegan

/s/ Yong Cui	Director	July 30, 2008
Yong Cui

/s/ Thomas Wertheimer	Director	July 30, 2008
Thomas Wertheimer

/s/ Thomas Gurnee	Director	July 30, 2008
Thomas Gurnee

/s/ Huai Chen	Director	July 30, 2008
Huai Chen

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement or amendment thereto in Newark, Delaware, on July 30, 2008.

PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

EXHIBIT INDEX

Exhibit No.	Exhibit Description
5.1	Opinion of Maples & Calder.

10.1	Xinyuan Real Estate Co., Ltd. 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-147477).

10.2	Xinyuan Real Estate Co., Ltd. 2007 Long Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-147477).

23.1	Consent of Ernst & Young Hua Ming.

23.2	Consent of Maples & Calder (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).